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                                                                    EXHIBIT 12.1


                                  RJR NABISCO, INC.

                  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                (DOLLARS IN MILLIONS)


                                                               NINE MONTHS
                                                                   ENDED
                                                            SEPTEMBER 30, 1996
                                                            ------------------
Earnings before fixed charges:
  Income before income taxes . . . . . . . . . . . . . . . . . .    $   847
  Less minority interest in pre-tax income of Nabisco Holdings*.         --
                                                                    -------
  Adjusted income before income taxes. . . . . . . . . . . . . .        847
  Interest and debt expense. . . . . . . . . . . . . . . . . . .        626
  Interest portion of rental expense . . . . . . . . . . . . . .         41
                                                                    -------
Earnings before fixed charges. . . . . . . . . . . . . . . . . .    $ 1,514
                                                                    -------
                                                                    -------
Fixed charges:
  Interest and debt expense. . . . . . . . . . . . . . . . . . .    $   626
  Interest portion of rental expense . . . . . . . . . . . . . .         41
  Capitalized interest . . . . . . . . . . . . . . . . . . . . .         11
                                                                    -------
     Total fixed charges. . . . . . . . . . . . . . . . . . . . .   $   678
                                                                    -------
                                                                    -------

Ratio of earnings to fixed charges . . . . . . . . . . . . . . .        2.2
                                                                    -------
                                                                    -------


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*    Because Nabisco Holdings reported a net loss for the nine months ended
     September 30, 1996, the adjustment to reflect minority interest in Nabisco Holdings' pre-tax income is not included.